UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2023
_____________________________________________________________________________
Veeva Systems Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 452-6500
Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2023, the Board of Directors (the “Board”) of Veeva Systems Inc. (“Veeva”) amended and restated Veeva's bylaws (as amended and restated, the “Bylaws”) effective immediately. The Bylaws were amended and restated to include a Delaware forum selection provision; to update the advance notice and related provisions to make them more consistent with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, to update them for current market practices, and to include provisions consistent with our charter as a public benefit corporation; and to make other updates to comply with Delaware law changes.

The foregoing description of the amendment and restatement of the Bylaws is not complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2023 at our Annual Meeting of Shareholders (the “Annual Meeting”), Veeva’s shareholders voted on four proposals, each of which is described in more detail in the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 10, 2023.

Only shareholders of record as of the close of business on April 26, 2023 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 145,691,558 shares of Veeva’s Class A common stock and 14,498,275 shares of Veeva’s Class B common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva was entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva was entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. The Class A common stock and Class B common stock voted as a single class on all matters.

The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

Proposal 1: Each of the following nominees were elected to serve as directors until the 2024 annual meeting of shareholders or until his or her successor is duly elected and qualified. The vote for each director nominee is set forth in the table below:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Tim Cabral	263,202,970	1,307,455	130,660	13,272,121
Mark Carges	261,949,137	2,482,712	209,236	13,272,121
Peter P. Gassner	263,467,550	1,099,922	73,613	13,272,121
Mary Lynne Hedley	259,000,601	5,533,304	107,180	13,272,121
Priscilla Hung	263,703,827	751,698	185,560	13,272,121
Tina Hunt	263,686,481	768,874	185,730	13,272,121
Marshall Mohr	253,066,661	11,382,579	191,845	13,272,121
Gordon Ritter	257,402,189	7,151,375	87,521	13,272,121
Paul Sekhri	156,877,662	107,406,624	356,799	13,272,121
Matthew J. Wallach	263,268,850	1,297,947	74,288	13,272,121

Proposal 2: The appointment of KPMG LLP as Veeva’s independent registered public accounting firm for the fiscal year ending January 31, 2024 was ratified by the shareholders based on the following results of voting:

FOR	AGAINST	ABSTAIN
276,668,343	1,108,243	136,620

Proposal 3: Our proposal to amend and restate our Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions, to take effect on or after October 15, 2023, was approved by 66 2/3% of the voting power of our capital stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
264,486,364	38,224	116,497	13,272,121

Proposal 4: The shareholder proposal to require shareholder approval for certain advance notice bylaw amendments was not approved by the shareholders based on the following results of voting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,273,081	246,579,720	788,284	13,272,121

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Veeva, dated June 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: June 23, 2023